SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-KA

            File Pursuant to Section 13, or 15(d) of
               THE SECURITIES EXCHANGE ACT OF 1934

                         March 13, 1997


                     EXTEN INDUSTRIES, INC.
     (Exact name of registrant as specified in its charter)


      Delaware        0-16354         52-1412493
(State or other      (Commission      (IRS Employer
jurisdiction of       File Number)     Identification No.)
Incorporation)

    9625 Black Mountain Road, Suite 218, San Diego, CA 92126
            (Address of principal executive offices)

                         (619) 578-9784
      (Registrant's telephone number, including area code)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 13, 1996          EXTEN INDUSTRIES, INC.
                               W. Gerald Newmin
                               Chairman, Chief Executive Officer
                               and President
                               (Signature)


















Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(A) (1)

    (i)  The Registrant dismissed the accounting firm of Harlan &
Boettger on January 27, 1997. Harlan & Boettger was previously engaged as the principal accountant to audit the Registrant's financial statements since August 31, 1995.

    (i) There have been no adverse opinions, disclaimers of opinion or qualifications or modifications as to uncertainty, audit scope or accounting principles regarding the reports of Harlan &
Boettger on the Registrant's financial statements with in the most recent fiscal years or subsequent interim period.

    (iii) The decision to change accountants was recommended by the Chairman to the Board of Directors of the Registrant.

    (iv)  There were no disagreements with Harlan &
Boettger on any matter of accounting principles or practice, financial statement disclosure or auditing scope or procedure within the most recent fiscal years and through the period from the date of the last audited financcial statements to January 27, 1997.


     (v) The term "Disagreements" as used in this 8-K shall be interpreted broadly, to include any difference of opinion concerning any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which (if not resolved to the satisfaction of the former accountant) would have caused it to make reference to the subject matter of the disagreement in connection with its report. It is not necessary for there to have been argument to have had a disagreement, merely a difference of opinion. For purposes of this 8-K, however, the term disagreements does not include initial differences of opinion based on incomplete facts or preliminary satisfaction by, and providing the Registrant and the accountant do not continue to have a difference of opinion upon, obtaining additional relevant facts or information.

  (vi) During the most recent fiscal year and subsequent interim period preceding, there were no "Reportable Events" as set forth in
Item 303 (a)(1)(v) of Regulation S-K.

(2) The Registrant has engaged the accounting firm of J.H. Cohn, LLP on January 27, 1997, as the principal accountant to audit the Registrants' financial statements. Neither the Registrant nor someone acting on its behalf has consulted J.H. Cohn LLP during the Registrants' most recent fiscal years and any subsequent interim period prior to engaging them regarding the:





   (i) application of accounting principles to a specified transaction, either completed or proposed; or the type of opinion that might be rendered on the Registrant's financial statements, and neither a written report was provided to the Registrant nor was any oral advice provided that J. H. Cohn LLP concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue, or

  (ii) any matter that was either the subject of a disagreement as defined above in Section (a)(1)(iv) of this Form 8-K, or a Reportable Event defined above in this Form 8-K.

(3) The Registrant has requested Harlan & Boettger to furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Registrant above, and if not, to state the respects in which it does not agree. The Registrant shall provide Harlan & Boettger with a copy of this Form 8-K no later than the day this Form 8-K is filed with the Securities and Exchange Commission. The Registrant shall file Harlan & Boettger's letter as an Exhibit in this Form 8-
K. If Harlan & Boettger is unavailable at the time of filing this 8-K, the Registrant will request Harlan & Boettger to provide the letter as promptly as possible so that the Registrant can file the letter with SEC within ten (10) business days after the filing of this Form 8-K. (A copy of the letter from Harlan & Boettger will be filed as Exhibit "A" to this Form 8-K.



Item 7.  Exhibits


                               Exhibit A


March 13, 1997

Office of Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, DC  20549


Gentlemen:

We were the previous principal accountants for Exten Industries, Inc. (Registrant). On February 15, 1996 we reported on the consolidated financial statements of Exten Industries, Inc. and its subsidiary as of and for the year ended November 30, 1995. On February 10, 1997, Mr. W. Gerald Newmin, Chairman, CEO and President of Exten Industries, Inc. notified our firm that by action of the Registrant's Board of Directors on January 27, 1997, we had been dismissed as Exten Industries, Inc. principal accountant because of a previous meeting held with the Registrant in which we explained our firm could not perform any additional services for the Registrant until the prior year audit fees were paid in full. Mr. Newmin explained that the monies due our firm would be paid to the successor auditor for services to be rendered for the current year. This conversation has been discussed with the successor auditor. We have read Exten Industries, Inc.'s statement included under Item 4 of its Form 8-K for February 10, 1997, and we agree with such statements.


Very truly yours,

Harlan & Boettger, CPAs
(Signature)